     As filed with the Securities and Exchange Commission on April 30, 1999
                                                                   File No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             CORUS BANKSHARES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              MINNESOTA                                  41-0823592
    (STATE OR OTHER JURISDICTION            (I.R.S. EMPLOYER IDENTIFICATION NO.)
  OF INCORPORATION OR ORGANIZATION)


         3959 N. LINCOLN AVENUE                        60613-2431
            CHICAGO, ILLINOIS                          (ZIP CODE)
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

               REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:
                                 (773) 832-3088

                             CORUS BANKSHARES, INC.
                             1999 STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)

                               ROBERT J. GLICKMAN
                                    PRESIDENT
                             3959 N. LINCOLN AVENUE
                             CHICAGO, ILLINOIS 60613
                                 (773) 832-3088
                               (AGENT FOR SERVICE)


                                           CALCULATION OF REGISTRATION FEE
====================================================================================================================
                                                          Proposed              Proposed
                                                           Maximum              Maximum
   Title of Securities to be         Amount to be       Offering Price         Aggregate             Amount of
           Registered                 Registered         Per Share(1)       Offering Price(1)     Registration Fee
--------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.05      1,000,000 Shares        $30.953125            $30,953,125            $8,605
per share
====================================================================================================================

(1) Estimated solely for the purpose of computing the registration fee on the basis of the average of the high and low prices for the shares of Common Stock as reported on the NASDAQ National Market on April 28, 1999.


================================================================================

                                     Part II


                             INFORMATION REQUIRED IN
                           THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents, which have heretofore been filed by Corus Bankshares, Inc. ("Corus" or "Registrant") with the Securities and Exchange Commission (the "SEC") are incorporated by reference herein and shall be deemed to be a part hereof:

         (a)      Form 10-K for the year ended December 31, 1998 (File No.
                  0-6136); and

         (b) The description of Corus Bankshares Inc.'s shares of Common Stock contained in the registration statement on Form 8-A filed with the SEC on April 13, 1972 (File No. 0-6136).

All documents subsequently filed by Corus Bankshares pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

The validity of the issuance of the shares of Common Stock registered hereunder is being passed upon for Corus Bankshares by the law firm of Mayer, Brown & Platt, Chicago, Illinois. Mayer, Brown & Platt has represented and is currently representing Corus Bankshares and certain of its affiliates.

ITEM 6.  INDEMNIFICATION OF TRUSTEES AND OFFICERS.

         In accordance with the Minnesota Business Corporation Act (being Chapter 302A of the Minnesota Statutes), Article IV of the Registrant's Bylaws provide as follows:

                  ARTICLE IV: The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was a director, or officer of the corporation or is or was serving as a director of a subsidiary corporation against expenses (including attorneys' fees actually and reasonably incurred), judgments, fines and amounts paid in settlement by such person in connection with such action, suit or proceeding if said party has met the elements specified for eligibility for indemnification as set forth in subdivision 2 of Section 302A.521 of the Minnesota Business Corporation Act. The termination of any action, suit or proceeding by judgment or settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not meet each of the eligibility requirements as set forth in subdivision 2 of Section 302A.521 of the Minnesota Business Corporation Act.

                  In addition, this corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or on behalf of the corporation to obtain a judgment in its favor by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving as a director of a subsidiary corporation, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she has met each of the requirements set forth in Subdivision 2 of Section 302A.521 of the Minnesota Business Corporation Act.

                  Furthermore, this corporation shall also indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil or criminal, administrative or investigative, by reason of the fact that such person is or was an officer of a subsidiary corporation against expenses (including attorneys' fees actually and reasonably incurred), judgments, fines and amounts paid in settlement by such person in connection with such action, suit or proceeding if said party has met the elements specified for eligibility for indemnification as set forth in subdivision 2 of Section 302A.521 of the Minnesota Business Corporation Act, and provided further that said person was not negligent in the performance of his or her duties while acting as an officer of a subsidiary corporation.

                  This corporation shall further indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was serving in an official capacity as a trustee or as a fiduciary of any employee pension or benefit plan for the corporation or any subsidiary against expenses (including attorneys' fees actually and reasonably incurred), judgments, fines and amounts paid in settlement by such person in connection with such action, suit or proceeding if said party has met the elements specified for eligibility for indemnification as set forth in subdivision 2 of
         Section 302A.521 of the Minnesota Business Corporation Act.

                  In order to be eligible for indemnification, any officer or director made a party to any threatened or pending action, suit or proceeding shall notify the corporation in writing within thirty (30) days that said party intends to seek indemnification and thereafter the corporation shall have the right to arrange for the defense of said party and the payment of costs associated therewith, and if the corporation does undertake defense of any officer, director or other party eligible for indemnification, then the corporation shall have the right, with the consent of the party to be indemnified, to settle said action, claim or suit, provided, however, that if said party refuses to accept the settlement offer, then the corporation shall not be obligated for any further indemnification or payment of any additional claim, costs or judgments in excess of the settlement offer amount. No indemnification shall be available to any officer or director who shall fail to give the notice required by this paragraph if the corporation was unaware of the action to which the notice would have related and was prejudiced by failure to give the notice.

                  No indemnification shall be made with respect of any claim, issue or matter as to which such person seeking indemnification shall have been adjudged to be liable for misconduct in the performance of his or her duty to the corporation or any subsidiary or employee pension or benefit plan provided, however, that except as to an officer of a subsidiary corporation the termination of any action, suit or proceeding by judgment or settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person seeking indemnification did not meet each of the eligibility requirements as set forth in subdivision 2 of Section 302A.521 of the Minnesota Business Corporation Act.

                  To the extent that a director, or officer, of the corporation has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to herein, or in defense of any claim, issue or matter therein, then provided such person has met the eligibility requirements set forth herein in subdivision 2 of Section 302A.521 of the Minnesota Business Corporation Act, and has complied with the other terms and conditions hereof, then such person shall be indemnified against expenses actually and reasonable incurred by such person in connection therewith.

                  Any indemnification made pursuant to these Bylaws shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer or trustee or fiduciary is proper in the circumstances because he or she is eligible for said indemnification pursuant to these Bylaws and to Subdivision 2 of Section 302A.521 if the Minnesota Business Corporation Act. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such quorum is not obtainable, then by a majority of a committee of the Board consisting solely of two or more Directors not at the time parties to the action, suit or proceeding, duly designated to act in the manner by a majority of the full Board including Directors who are parties or (c) if a determination cannot be made pursuant to (a) or (b) as aforesaid, then by special legal counsel selected either by a majority of the Board of Directors or a committee selected pursuant to (b) or if the requisite quorum of the full Board cannot be obtained and the committee cannot be established, then by a majority of the full Board including Directors who are parties to such action, suit or proceeding or (d) if a determination cannot be made under (a), (b) or (c) then by the shareholders excluding the votes of shares held by parties to such action, suit or proceeding, provided however, that if an adverse determination regarding indemnification is made pursuant to (a), (b),
         (c) or (d) or if no determination is made under (a), (b), (c) or (d) within sixty (60) days after the termination of an action, suit or proceeding for which indemnification is sought, then said determination regarding eligibility may be made by a court of competent jurisdiction.

                  Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding, as authorized by the Board of Directors in the specific case, upon receipt of an undertaking by or on behalf of the director, or officer or trustee or fiduciary, to repay such amount, unless it shall ultimately be determined that he or she is entitled to be indemnified by the corporation as authorized by these Bylaws.

                  The corporation shall also have the power from time to time to purchase and maintain insurance on behalf of any person in that person's Official Capacity, against any liability asserted against and incurred by the person in or arising from that capacity whether or not the corporation would have been required to indemnify the person against the liability under the provisions of these Bylaws.

                  The corporation shall also have the power from time to time to enter into Indemnification Agreements with each director or officer of the corporation and with each director of a subsidiary corporation and with each trustee or individual acting in a fiduciary capacity for an employee benefit or pension plan sponsored by the corporation or a subsidiary and with each director or officer of the corporation or trustee or individual acting as a fiduciary as aforesaid as same are added as directors or officers or trustees or fiduciary as aforesaid to the corporation or of a subsidiary corporation, or with respect to any employee benefit or pension plan sponsored by the corporation or a subsidiary, provided however, that the failure to execute Indemnification Agreements between any such director, or trustee, fiduciary and/or officer as aforesaid and the corporation shall not abrogate the indemnification authorized by these Bylaws.

                  The corporation shall have no obligation to indemnify any employee (other than officers or directors of the corporation or of a subsidiary as defined in these Bylaws) or agent who was or is a party or is threatened to be made a party to any threatened pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was an agent or employee of the corporation or of a subsidiary corporation against expenses (including attorneys' fees actually and reasonably incurred), judgments, fines and amounts paid in settlement by such person in connection with such action, suit or proceeding. Any indemnification of such employees or agents shall be made only to the extent and on such terms and conditions as the Board of Directors of this corporation may determine by separate resolution.

                  For purposes of this Section IV the term "subsidiary corporation" shall mean a corporation of which 80% of the issued and outstanding shares thereof are owned by this corporation and the term "official capacity" shall have the same meaning as set forth in the Minnesota Business Corporation Act.

         The Minnesota Business Corporation Act provides for indemnification of officers, directors and others as follows:

         302A.521 INDEMNIFICATION. -- Subdivision 1. Definitions. (a) For purposes of this section, the terms defined in this subdivision have the meanings given them.

                  (b) "Corporation" includes a domestic or foreign corporation that was the predecessor of the corporation referred to in this section in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

                  (c) "Official capacity" means (1) with respect to a director, the position of director in a corporation, (2) with respect to a person other than a director, the elective or appointive office or position held by an officer, member of a committee of the board, or the employment relationship undertaken by an employee of the corporation, and (3) with respect to a director, officer, or employee of the corporation who, while a director, officer, or employee of the corporation, is or was serving at the request of the corporation or whose duties in that position involve or involved service as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, the position of that person as a director, officer, partner, trustee, employee, or agent, as the case may be, of the other organization or employee benefit plan.

                  (d) "Proceeding" means a threatened, pending or completed civil, criminal, administrative, arbitration, or investigative proceeding, including a proceeding by or in the right of the corporation.

                  (e) "Special legal counsel" means counsel who has not represented the corporation or a related organization, or a director, officer, member of a committee of the board, or employee, whose indemnification is in issue.

                  Subd. 2. Indemnification mandatory; standard. (a) Subject to the provisions of subdivision 4, a corporation shall indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding, if, with respect to the acts or omissions of the person complained of in the proceeding, the person:

                  (1) Has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions;

                  (2)      Acted in good faith;

                  (3) Received no improper personal benefit and section 302A.255, if applicable, has been satisfied;

                  (4) In the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and

                  (5) In the case of acts or omissions occurring in the official capacity described in subdivision 1, paragraph (c), clause (1) or (2), reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions occurring in the official capacity described in subdivision 1, paragraph (c), clause
         (3), reasonably believed that the conduct was not opposed to the best interests of the corporation. If the person's acts or omissions complained of in the proceeding relate to conduct as a director, officer, trustee, employee or agent of an employee benefit plan, the conduct is not considered to be opposed to the best interests of the corporation if the person reasonably believed that the conduct was in the best interests of the participants or beneficiaries of the employee benefit plan.

                  (b) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent does not, of itself, establish that the person did not meet the criteria set forth in this subdivision.

                  Subd. 3. Advances. Subject to the provisions of a subdivision 4, if a person is made or threatened to be made a party to a proceeding, the person is entitled, upon written request to the corporation, to payment or reimbursement by the corporation of reasonable expenses, including attorneys' fees and disbursements, incurred by the person in advance of the final disposition of the proceeding, (a) upon receipt by the corporation of a written affirmation by the person of a good faith belief that the criteria for indemnification set forth in subdivision 2 have been satisfied and a written undertaking by the person to repay all amounts so paid or reimbursed by the corporation, if it is ultimately determined that the criteria for indemnification have not been satisfied, and (b) After a determination that the facts then known to those making the determination would not preclude indemnification under this section. The written undertaking required by clause (a) is an unlimited general obligation of the person making it, but need not be secured and shall be accepted without reference to financial ability to make the repayment.

                  Subd. 4. Prohibition or limit on indemnification or advances. The articles or bylaws either may prohibit indemnification or advances of expenses otherwise required by this section or may impose conditions on indemnification or advances of expenses in addition to the conditions contained in subdivisions 2 and 3 including, without limitation, monetary limits on indemnification or advances of expenses, if the prohibition or conditions apply equally to all persons or to all persons within a given class. A prohibition or limit on indemnification or advances may not apply to or affect the right of a person to indemnification or advances of expenses with respect to any acts or omissions of the person occurring prior to the effective date of a provision in the articles or the date of adoption of a provision in the bylaws establishing the prohibition or limit on indemnification or advances.

                  Subd. 5. Reimbursement to witnesses. This section does not require, or limit the ability of, a corporation to reimburse expenses, including attorneys' fees and disbursements, incurred by a person in connection with an appearance as a witness in a proceeding at a time when the person has not been made or threatened to be made a party to a proceeding.

                  Subd. 6. Determination of eligibility. (a) All determinations whether indemnification of a person is required because the criteria set forth in subdivision 2 have been satisfied and whether a person is entitled to payment or reimbursement of expenses in advance of the final disposition of a proceeding as provided in subdivision 3 shall be made:

                  (1) By the board by a majority of a quorum, if the directors who are at the time parties to the proceeding are not counted for determining either a majority or the presence of a quorum;

                  (2) If a quorum under clause (1) cannot be obtained, by a majority of a committee of the board, consisting solely of two or more directors not at the time parties to the proceeding, duly designated to act in the matter by a majority of the full board including directors who are parties;

                  (3)      If a determination is not made under clause (1) or
         (2), by special legal counsel, selected either by a majority of the board or a committee by vote pursuant to clause (1) or (2) or, if the requisite quorum of the full board cannot be obtained and the committee cannot be established, by a majority of the full board including directors who are parties;

                  (4)      If a determination is not made under causes (1) to
         (3), by the shareholders, but the shares held by parties to the proceeding must not be counted in determining the presence of a quorum and are not considered to be present and entitled to vote on the determination; or

                  (5) If an adverse determination is made under clauses (1) to (4) or under paragraph (b), or if no determination is made under clauses (1) to (4) or under paragraph (b) within 60 days after (i) the later to occur of the termination of a proceeding or a written request for indemnification to the corporation or (ii) " written request for an advance of expenses, as the case may be, by a court in this state, which may be the same court in which the proceeding involving the person's liability took place, upon application of the person and any notice the court requires. The person seeking indemnification or payment or reimbursement of expenses pursuant to this clause has the burden of establishing that the person is entitled to indemnification or payment or reimbursement of expenses.

                  (b) With respect to a person who is not, and was not at the time of the acts or omissions complained of in the proceedings, a director, officer, or person possessing, directly or indirectly, the power to direct or cause the direction of the management or policies of the corporation, the determination whether indemnification of this person is required because the criteria set forth in subdivision 2 have been satisfied and whether this person is entitled to payment or reimbursement of expenses in advance of the final disposition of a proceeding as provided in subdivision 3 may be made by an annually appointed committee of the board, having at least one member who is a director. The committee shall report at least annually to the board concerning its actions.

                  Subd. 7. Insurance. A corporation may purchase and maintain insurance on behalf of a person in that person's official capacity against any liability asserted against and incurred by the person in or arising from that capacity, whether or not the corporation would have been required to indemnify the person against the liability under the provisions of this section.

                  Subd. 8. Disclosure. A corporation that indemnifies or advances expenses to a person in accordance with this section in connection with a proceeding by or on behalf of the corporation shall report to the shareholders in writing the amount of the indemnification or advance and to whom and on whose behalf it was paid not later than the next meeting of shareholders.

                  Subd. 9. Indemnification of other persons. Nothing in this section shall be construed to limit the power of the corporation to indemnify persons other than a director, officer, employee or member of a committee of the board of the corporation by contract or otherwise. (Last amended by Ch. 10, L. '97, eff. 8-1-97.)

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.  EXHIBITS.

See Index to Exhibits.

ITEM 9.  UNDERTAKINGS.

A.  Rule 415 Offering.

The undersigned registrant hereby undertakes:

           1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                                Provided, however, that paragraphs (A)(1)(i) And
                                (A)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

           2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.         Filings Incorporating Subsequent Exchange Act Documents by Reference.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (And, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.         Indemnification of Directors and Officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions of the registrant's charter or by-laws or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Corus Bankshares, hereby constitutes and appoints Robert J. Glickman and Timothy H. Taylor, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, with full power to act alone, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and any and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his substitute or nominee, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on April 28, 1999.

                          CORUS BANKSHARES, INC.


                          By /s/ Robert J. Glickman
                            --------------------------------------------------
                              Robert J. Glickman
                              President and Chief Executive Officer

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


                  Signature                                        Title                              Date
                  ---------                                        -----                              ----

/s/ Joseph C. Glickman                          Chairman of the Board of Directors          April 28, 1999
-------------------------------------------
             Joseph C. Glickman


 /s/ Robert J. Glickman                         President and Chief Executive Officer       April 28, 1999
-------------------------------------------     (principal executive officer) And Director
             Robert J. Glickman

/s/ Timothy H. Taylor                           Executive Vice President and Chief          April 28, 1999
-------------------------------------------     Financial Officer
              Timothy H. Taylor                 (principal financial and accounting
                                                officer)

/s/ Steven D. Fifield                           Director                                    April 28, 1999
-------------------------------------------
              Steven D. Fifield

 /s/ Karl H. Horn                               Director                                    April 28, 1999
-------------------------------------------
                Karl H. Horn

 /s/ Michael Levitt                             Director                                    April 28, 1999
-------------------------------------------
               Michael Levitt

 /s/ Rodney D. Lubeznik                         Director                                    April 28, 1999
-------------------------------------------
             Rodney D. Lubeznik

 /s/ Michael Tang                               Director                                    April 28, 1999
-------------------------------------------
                Michael Tang

                                                Director                                    April 28, 1999
-------------------------------------------
            William H. Wendt III

                                INDEX TO EXHIBITS

Exhibit
Number          Description of Document
------          -----------------------

4.1             Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 4.1 to Corus
                Bankshares' Registration Statement on Form S-8 dated May 22, 1998 (File No. 333-53385)(the "Form
                S-8"))

4.2             Amended and Restated Bylaws (incorporated by reference to Exhibit 4.2 to the Form S-8)

4.3             Corus Bankshares 1999 Stock Option Plan

5               Opinion of Mayer, Brown & Platt

23.1            Consent of Mayer, Brown & Platt (included in its opinion filed as Exhibit 5 hereto)

23.2            Consent of Arthur Andersen LLP

23.3            Consent of KPMG LLP

24              Power of Attorney (included on page II-9)